Exhibit 99.1

NEWS

AT FINANCIAL RELATIONS BOARD:
Victoria Baker
Investor/Media Inquiries
703-796-1798

FOR IMMEDIATE RELEASE

FRIDAY, JULY 11, 2008

DUPONT FABROS TECHNOLOGY INC. ANNOUNCES MANAGEMENT CHANGE

WASHINGTON, DC – July 11 – DuPont Fabros Technology Inc. announced that Jeff Monroe, Executive Vice President of Strategy & Business Development, has resigned effective today to spend more time with his family and regroup after many years of hard work.

Lammot J. du Pont, Executive Chairman of the Company, commented, “We greatly value the contributions that Jeff has made in our initial growth and development. We wish Jeff continued success in the future.”

Hossein Fateh, the Company’s President and Chief Executive Officer, and other senior members of management, will oversee Mr. Monroe’s duties on an interim basis.

About DuPont Fabros Technology, Inc.

DuPont Fabros Technology, Inc. (NYSE: DFT) is a real estate investment trust (REIT) and leading owner, developer, operator and manager of wholesale data centers. The Company’s data centers are highly specialized, secure facilities used primarily by national and international technology companies to house, power and cool the computer servers that support many of their most critical business processes. DuPont Fabros Technology is headquartered in Washington, DC. For more information please visit www.dft.com.

###